UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2020

GRYPHON RESOURCES, INC.
(Name of small business in its charter)

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Nevada	000-53371	98-0465540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
44709 Gwinnett Loop Novi, MI 48377
(Address of principal executive offices)

Registrant's telephone number:

475-217-6124

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.01-Change In Control of Registrant

On March 25, 2020, as a result of a private transaction, the control block of voting stock of Gryphon Resources, Inc. (the “Company”) represented by 142,500,000 shares of common stock [“Shares”] which is an ownership interest of approximately 53% has been transferred from Tourmeline Ventures, LLC [“Seller”] to Mr. Seong Y. Lee [“The Purchaser”].  The consideration for the shares was $0.0028 per share.  The source of cash consideration for the shares was personal funds of the Purchaser.  The officers and directors of the Company have not changed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 26, 2020	SUMMIT NETWORKS, INC. By: /s/Anthony Lombardo Name: Anthony Lombardo Title: President